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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-155702 of our reports dated March 1, 2010 relating to the financial statements of SCANA Corporation and the effectiveness of SCANA Corporation's internal control over financial reporting, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Charlotte, North Carolina
December 13, 2010

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  Exhibit 23.01